EXHIBIT 99.1

TPT Global Tech Subsidiary Blue Collar Continues Push Into Music Documentary Market With Iconic Band Smash Mouth

Blue Collar enters into exclusive agreement with Smash Mouth to bring their origin story to market.

TPT Global Tech, Inc. (OTC PINK:TPTW) subsidiary Blue Collar Productions www.bluecollar.comannounces it has entered into an exclusive agreement with the band Smash Mouth to sell their story in a documentary. The new deal comes fresh off the heels of the announcement of a new Shrek movie by DreamWorks Animation. The original Shrek movie helped Smash Mouth catapult deep into pop culture with their smash hit, All Star.

Blue Collar will work with the band's members to tell the authentic version of their rise to fame and their continued success in the world of music. The surge in consumer demand for music content has never been higher. Music Documentaries continue to grow in popularity with huge success, both critically and financially, including the recent releases of Abba on The CW; Bruce Springsteen and the E Street Band and The Beach Boys on Disney+; along with documentaries on John and Yoko, Neil Young and others.

Blue Collar Productions President Mark Rowen shared his excitement for the new project, "I loved the music of Smash Mouth when they released "Walkin' on the Sun" and was thrilled to get to know them better during my days at DreamWorks working on the original Shrek film. It's a thrill to be working on this."

Most recently, Blue Collar's award-winning feature documentary, Women In Fashion: 100 Years of Design, represented for worldwide sales by Fifth Season, a CJ ENM Company (CJ ENM KOSDAQ), premiered on Amazon Prime Video in the United States and the United Kingdom.

Rowen added, "We continue to pursue content based on iconic intellectual properties and to grow our working relationships with all of the distributors including HULU, where I was a producer on the scripted series, Looking For Alaska; Amazon, where we developed a true crime series, The Cult Next Door; and additional successes we've had at Apple+, HBO, Turner Classic Movies and Warner Brothers."

Blue Collar's development slate continues to grow with projects being developed in music, sports, true crime, and lifestyle at the forefront of activities.

Stephen J. Thomas III, CEO of TPT Global Tech, expressed his enthusiasm saying "The relationship created here is yet another example of how TPT Global Tech and Blue Collar are working with the highest value IP holders to original content that is not only entertaining, but is highly monetizable. We are excited to bring this project and others to consumers on existing content platforms, as well as our own proprietary VüMe super app which will launch later this year. We remain excited about Blue Collar creating original premium content that will premiere on VũMe and become a leading revenue stream."

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About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

For more information about Blue Collar Productions, visit www.bluecollar.com

SOURCE: TPT Global Tech, Inc.

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